EXHIBIT 5.1

                    WYRICK, ROBBINS, YATES & PONTON, L.L.P.
                                Attorneys at Law

                                   The Summit
                        4101 Lake Boone Trail, Suite 300
                       Raleigh, North Carolina 27607-7506



                              September 27, 1996



Intercardia, Inc.
3200 East Highway 54
Cape Fear Building, Suite 300
Research Triangle Park, North Carolina  27709


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 filed by Intercardia, Inc., a Delaware corporation (the "Company"), with the Securities
and  Exchange  Commission  on  September  27,   1996  (the   "Registration
Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,600,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares"). We understand that the Shares are to issued pursuant to the Company's 1994 Stock Option Plan and 1995 Employee Stock Purchase Plan. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares when issued in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                         Very truly yours,

                                         WYRICK, ROBBINS, YATES & PONTON, L.L.P.